UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 23, 2010
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File) Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On April 23, 2010, GATX Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders. At the Annual Meeting, the shareholders elected nine nominees to serve on the Board of Directors and ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2010. The final voting results for each of these matters are set forth below:
     1. Election of Directors:

	Number of	Number of
	Shares	Shares
	Voted For	Withheld
Anne L. Arvia	37,982,482	557,514
Richard Fairbanks	36,870,873	1,669,123
Deborah M. Fretz	36,887,631	1,652,365
Ernst A. Häberli	37,943,811	596,185
Brian A. Kenney	36,581,163	1,958,833
Mark G. McGrath	37,957,336	582,660
James B. Ream	37,973,278	566,718
David S. Sutherland	37,965,606	574,390
Casey J. Sylla	37,958,484	581,512
     There were 2,620,608 broker non-votes on the proposal for election of directors.
     2. Ratification of Appointment of Independent Registered Public Accounting Firm:
     39,795,381 shares voted for; 1,120,072 shares voted against; and 250,854 shares abstained from voting. There were no broker non-votes on this matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
GATX CORPORATION

(Registrant)
/s/ Deborah A. Golden

Deborah A. Golden
Senior Vice President, General
Counsel and Secretary
(Duly Authorized Officer)
Date: April 29, 2010